EXHIBIT 23(b)





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report dated May 14, 1997 on the financial statements of the Canal Street Hotels Limited Partnership as of December 31, 1996 and 1995 and for the years then ended (and to all references to our firm) included in or made a part of this Registration Statement on Form S-8 pertaining to the 1998 Share Option and Incentive Plan of LaSalle Hotel Properties.






                                                       /s/  Arthur Andersen LLP
                                                            Arthur Andersen LLP

New Orleans, Louisiana
February 12, 1999